Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017-1216
Tel 212.832.3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS FIRST QUARTER 2006 RESULTS

Asset Management Reports Record Quarterly Revenue

Assets Under Management Reach Record High of $23.0 Billion

NEW YORK, NY, April 26, 2006 — Cohen & Steers, Inc. (NYSE: CNS) today reported net income of $8.7 million, or $0.22 per share (diluted and basic) for the quarter ended March 31, 2006, up 23.4% from $7.1 million, or $0.18 per share (diluted and basic) for the quarter ended March 31, 2005. The first quarter 2005 results reflect a $0.03 per share after-tax expense associated with the launch of four mutual funds. Total revenue in the first quarter of 2006 was $37.8 million, up 11.0% from $34.1 million in the first quarter of 2005. Record revenue in the asset management segment was offset by a decline in investment banking results.

Assets Under Management

Assets under management reached a record $23.0 billion at March 31, 2006. This represents an increase of 12.1% from $20.5 billion at December 31, 2005 and an increase of 29.2% from $17.8 billion at March 31, 2005.

Led by global and international real estate securities portfolios, the Company recorded net inflows of $452 million during the quarter ended March 31, 2006. “Our expanded global and international product offerings have been well received by many of our clients,” stated Robert Steers, co-chairman and co-chief executive officer of Cohen & Steers. “Almost ten percent of our assets under management are now made up of global and international portfolios.”

Assets managed by Houlihan Rovers, the Company’s Brussels-based investment manager affiliate, increased 29.3% to $2.0 billion at March 31, 2006, from $1.6 billion at December 31, 2005, and increased 156.3% from $796 million at March 31, 2005. Cohen & Steers assets under management at March 31, 2006, December 31, 2005 and March 31, 2005 included $1.3 billion, $709 million and $148 million, respectively, of assets managed by Houlihan Rovers through sub-advisory and similar arrangements.

Recent Developments

“Our first quarter demonstrates the continued success of our global diversification efforts. We recorded record highs in assets under management and revenue in our asset management business,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “In addition, we took a number of steps to further round out our global and international marketing and investment initiatives:

•	We filed registration statements with the Securities and Exchange Commission for an open-end mutual fund and a closed-end mutual fund, both of which will invest in Asia Pacific real estate securities.

•	We launched two institutional funds in Australia to invest in global real estate securities.

•	We are awaiting regulatory approval on a global real estate fund to be added to our Luxembourg-domiciled funds and offered to European investors.”

Further notable developments for the quarter included:

•	Cohen & Steers International Realty Fund completed its first year of operations, finishing the quarter with net assets of $625 million, the best open-end mutual fund launch in the firm’s history.

•	Cohen & Steers Realty Focus Fund received, for the second consecutive year, the Lipper three-year performance award for consistent returns in the Real Estate Funds category for the period ended December 31, 2005.

•	Cohen & Steers Realty Shares was again selected by MONEY magazine for inclusion in its MONEY 65 list of recommended mutual funds.

•	On April 10, 2006, the Company agreed to terminate additional compensation agreements entered into in connection with the common share offerings of seven Cohen & Steers closed-end mutual funds. In exchange for the termination of these agreements, the Company made a lump sum payment of $72 million. The payment was funded from the Company’s working capital and will be recorded as a one-time expense in the second quarter of 2006. Termination of these additional compensation agreements will reduce the Company’s future distribution expense, and is expected to result in annualized after-tax earnings accretion of approximately $0.12 to $0.14 per share.

Asset Management Segment

Total revenue for the asset management segment was $37.5 million for the three months ended March 31, 2006, an increase of 19.5% from $31.4 million for the three months ended March 31, 2005. Pretax income was $14.5 million for the three months ended March 31, 2006, up 26.4% from $11.5 million for the first quarter of 2005. Assets under management reached $23.0 billion at March 31, 2006, an increase of 29.2% from $17.8 billion at March 31, 2005.

The Company recorded net inflows of $219 million into open-end mutual funds during the quarter ended March 31, 2006. This marked the third consecutive quarter of positive flows into open-end mutual funds, and was led by Cohen & Steers International Realty Fund which had net inflows of $266 million.

Institutional separate accounts had net inflows of $179 million during the quarter ended March 31, 2006.

Houlihan Rovers recorded net income of $696,000 during the quarter ended March 31, 2006, compared with $304,000 for the quarter ended March 31, 2005. The Company recorded 50% of Houlihan Rovers’ net income.

Investment Banking Segment

Total revenue for the investment banking segment was $705,000 for the quarter ended March 31, 2006, compared with $2.9 million for the quarter ended March 31, 2005. The investment banking segment recorded a pre-tax loss of $917,000 for the quarter ended March 31, 2006, compared with pre-tax income of $682,000 for the quarter ended March 31, 2005. Revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, April 27, 2006 at 11:00 a.m. Eastern Time to discuss the Company’s first quarter results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international); PIN: 7299102. A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on April 27, 2006 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 7299102. Internet access to the webcast, which includes audio (listen-only), will be available on the Company’s website at cohenandsteers.com under “Corporate Info.” The webcast will be archived on Cohen & Steers’ website for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, international real estate securities, preferred securities, utilities and large cap value stocks. Headquartered in New York City, the firm serves individual and institutional investors through a wide range of open-end mutual funds, closed-end mutual funds and separate accounts.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,”

“should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is accessible on the Securities and Exchange Commission’s website at http://www.sec.gov and on Cohen & Steers website at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Performance Notes

Cohen & Steers Asia Pacific Realty Fund, Inc.; Cohen & Steers Asia Pacific Realty Shares, Inc. For more complete information about the funds, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the funds. These risks are described in the prospectus, which you should read carefully before you invest or send money. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The information in the registration statement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any such state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Cohen & Steers Global (ex-Australia) Listed Property Fund; Cohen & Steers Global Listed Property Fund; Cohen & Steers SIVAC. These funds are intended for non-US investors and are not available to US investors.

Cohen & Steers International Realty Fund, Inc. As with any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7848 or visit cohenandsteers.com for a prospectus. Please read the prospectus carefully before investing. Cohen & Steers Securities, LLC is the distributor of the fund.

Cohen & Steers Realty Focus Fund, Inc. The highest Lipper Leader for Consistent Return (Effective Return) value within each eligible classification determines the fund classification winner over three, five, or 10 years. Lipper Leader scores for Consistent Return reflect funds’ historical risk-adjusted returns, adjusted for volatility, relative to peers. The scores are subject to change every month and are calculated for the following time periods: three-year, five-year, 10-year, and overall. The overall calculation is based on an equal-weighted average of percentile ranks for the Consistent Return metrics over three-, five-, and 10-year periods (if applicable). The highest 20% of funds in each classification are named Lipper Leaders for Consistent Return, the next 20% receive a score of 2, the middle 20% are scored 3, the next 20% are scored 4, and the lowest 20% are scored 5. For periods ended December 31, 2005, the fund was designated as a Lipper Leader for the three-year period (out of 157 funds in the Real Estate category), five-year period (out of 122 funds in the Real Estate category) and overall (out of 158 funds in the Real Estate category).

Investors are cautioned that some peer groups are inherently more volatile than others, and even Lipper Leaders for Consistent Return in the most volatile groups may not be well suited to shorter-term goals or less risk-tolerant investors.

The fund’s advisor has agreed to waive fees and/or reimburse expenses for the fund. Without this arrangement, returns would have been lower. Because the fund concentrates its investments in real estate securities, there are special risks associated with investing in the fund. These include falling property values due to increasing vacancies or declining rents resulting from economic, legal, or technological developments. In addition, because of the fund’s policy of investing in a limited number of issuers, the fund may be subject to greater risk of loss than a fund that has a more diversified portfolio.

Period	Cohen & Steers Realty Focus Fund (Class I Shares)*	NAREIT Equity REIT Index	S&P 500 Index
1 Year	14.41%	12.16%	4.93%
3 Years	33.31%	26.51%	14.41%
5 Years	21.64%	19.07%	0.55%
Since Inception (5/8/97)	14.90%	13.17%	6.62%

*	The Lipper award was based on Class I shares, which are subject to a $100,000 minimum investment. Returns for Class A, B and C shares, which were first offered on September 30, 2004, will be lower due to sales charges and differing expenses.

Performance data quoted represent past performance, which is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns for the fund, current to the most recent month-end, can be obtained by visiting cohenandsteers.com. The performance data quoted include change in net asset value and reinvestment of dividends and capital gains.

Cohen & Steers Realty Shares, Inc. Average annual total return performance information (periods ended December 31, 2005) for Cohen & Steers Realty Shares, Inc. is as follows:

One year	Three years	Five years	Ten Years
14.89%	30.00%	19.01%	15.61%

In selecting mutual funds to be included in the Money 65, the following criteria were generally used: (i) funds with at least $100 million in assets; (ii) funds run by the same person or team for at least several years; (iii) funds that were deemed not to have above-average fees or excessive trading; (iv) funds that received at least a certain grade from analysts at Morningstar, Inc.; and (v) funds that performed better than 60% of their peers for the past five years. In cases in which several mutual funds scored closely on these criteria, funds with the lowest expenses and most consistent strategy were generally selected.

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Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	March 31, 2006	December 31, 2005	March 31, 2005	December 31, 2005	March 31, 2005
Revenue
Investment advisory and administration fees	$33,006	$31,463	$27,320
Distribution and service fee revenue	3,201	3,014	2,869
Portfolio consulting and other	934	730	1,029
Investment banking fees	705	2,205	2,889

Total revenue	37,846	37,412	34,107	1.2%	11.0%

Expenses
Employee compensation and benefits	10,597	8,306	8,659
Distribution and service fee expenses	7,676	7,524	6,660
General and administrative	5,695	6,900	5,403
Depreciation and amortization	1,551	2,139	1,375
Amortization, deferred commissions	749	734	989

Total expenses	26,268	25,603	23,086	2.6%	13.8%

Operating income	11,578	11,809	11,021	(2.0)%	5.1%

Non-operating income (expense)
Interest and dividend income	1,058	1,390	551
Gain from sale of marketable securities	659	558	507
Foreign currency transaction loss	(16)	(22)	(21)
Interest expense	(1)	—	(22)

Total non-operating income	1,700	1,926	1,015	(11.7)%	67.5%

Income before provision for income taxes and equity in earnings of affiliate	13,278	13,735	12,036	(3.3)%	10.3%
Provision for income taxes	4,909	5,630	5,123
Equity in earnings of affiliate	348	239	152

Net income	$8,717	$8,344	$7,065	4.5%	23.4%

Earnings per share
Basic	$0.22	$0.21	$0.18	4.9%	24.1%

Diluted	$0.22	$0.21	$0.18	4.6%	23.1%

Weighted average shares outstanding
Basic	39,803	39,982	40,022

Diluted	40,327	40,393	40,235

Certain	prior period amounts have been reclassified to conform with the current period’s presentation.

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ended

(in thousands)

	Three Months Ended			% Change From
	March 31, 2006	December 31, 2005	March 31, 2005	December 31, 2005	March 31, 2005
Asset Management
Total revenue, including equity in earnings of affiliate	$37,489	$35,446	$31,370	5.8%	19.5%
Total expenses	(24,517)	(23,353)	(20,855)	5.0%	17.6%
Net non-operating income	1,571	1,835	991	(14.4)%	58.5%

Income before provision for income taxes	$14,543	$13,928	$11,506	4.4%	26.4%

Investment Banking
Total revenue	$705	$2,205	$2,889	(68.0)%	(75.6)%
Total expenses	(1,751)	(2,250)	(2,231)	(22.2)%	(21.5)%
Net non-operating income	129	91	24	41.8%	437.5%

Income (loss) before provision for income taxes	$(917)	$46	$682	*	*

Total
Total revenue, including equity in earnings of affiliate	$38,194	$37,651	$34,259	1.4%	11.5%
Total expenses	(26,268)	(25,603)	(23,086)	2.6%	13.8%
Net non-operating income	1,700	1,926	1,015	(11.7)%	67.5%

Income before provision for income taxes	$13,626	$13,974	$12,188	(2.5)%	11.8%

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	March 31, 2006	December 31, 2005	March 31, 2005	December 31, 2005	March 31, 2005
Closed-End Mutual Funds
Assets under management, beginning of period	$9,674	$10,085	$8,984

Inflows	54	74	605
Market appreciation (depreciation)	534	(485)	(463)

Total increase (decrease)	588	(411)	142

Assets under management, end of period	$10,262	$9,674	$9,126	6.1%	12.4%

Open-End Mutual Funds
Assets under management, beginning of period	$5,591	$5,596	$5,199

Inflows	719	439	418
Outflows	(500)	(431)	(423)

Net inflows (outflows)	219	8	(5)
Market appreciation (depreciation)	767	(13)	(370)

Total increase (decrease)	986	(5)	(375)

Assets under management, end of period	$6,577	$5,591	$4,824	17.6%	36.3%

Institutional Separate Accounts
Assets under management, beginning of period	$5,226	$4,479	$4,118

Inflows	405	864	86
Outflows	(226)	(179)	(112)

Net inflows (outflows)	179	685	(26)
Market appreciation (depreciation)	719	62	(264)

Total increase (decrease)	898	747	(290)

Assets under management, end of period	$6,124	$5,226	$3,828	17.2%	60.0%

Total
Assets under management, beginning of period	$20,491	$20,160	$18,301

Inflows	1,178	1,377	1,109
Outflows	(726)	(610)	(535)

Net inflows	452	767	574
Market appreciation (depreciation)	2,020	(436)	(1,097)

Total increase (decrease)	2,472	331	(523)

Assets under management, end of period (1)	$22,963	$20,491	$17,778	12.1%	29.2%

(1)	As of March 31, 2006, December 31, 2005 and March 31, 2005, assets under management included $1.3 billion, $709 million and $148 million, respectively, of assets managed by Houlihan Rovers through sub-advisory and similar arrangements.